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                    COMPUTATION OF PER SHARE INCOME (LOSS)
                                  (unaudited)

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                                                                                                                Exhibit 11.1


                                                      Three months ended June 30,               Six months ended June 30,
                                                  ---------------------------------        ---------------------------------
                                                         1998             1997                   1998              1997
                                                  ---------------    --------------        ---------------   ----------------
Net income (loss)                                 $       499,160        (1,168,357)       $       520,460         (1,665,482)
                                                  ---------------    --------------        ---------------   ----------------
Common shares outstanding at beginning
     of period                                          4,758,004         3,450,000              3,855,000          3,450,000
Net effect of shares issued during the period                   -                 -                551,841                  -
                                                  ---------------    --------------        ---------------   ----------------
Shares used in computing basic income (loss)
     per share                                          4,758,004         3,450,000              4,406,841          3,450,000
                                                  ---------------    --------------        ---------------   ----------------
Net effect of dilutive stock options                       62,231                -                  51,116                  -
                                                  ---------------    --------------        ---------------   ----------------
Shares used in computing diluted income (loss)
     per share                                          4,820,235         3,450,000              4,457,957          3,450,000
                                                  ===============    ==============        ===============   ================
Basis income (loss) per share                     $          0.10             (0.34)       $          0.12              (0.48)
                                                  ===============    ==============        ===============   ================
Diluted income (loss) per share                   $          0.10             (0.34)       $          0.12              (0.48)
                                                  ===============    ==============        ===============   ================
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